EXHIBIT 21.

Subsidiaries of Bristol-Myers Squibb Company

2309 Realty Corporation
3130827 CANADA INC.
345 Park Corporation
77 Wilson St., Corp.
A.G. Medical Services, P.A.
Adnexus, a Bristol-Myers Squibb R&D Company
Allard Labs Acquisition G.P.
Apothecon, Inc.
Bioenhance Medicines, Inc.
Blisa Acquisition G.P.
Blisa, L.L.C.
BMS Benelux Holdings B.V.
BMS Bermuda Holdings Ltd.
BMS Bermuda Nominees L.L.C.
B-MS GeneRx
BMS Holdings sarl
BMS Holdings Spain, S.L.
BMS International Insurance Company Limited
BMS Investco SAS
BMS Korea Holdings L.L.C.
BMS Latin American Nominees L.L.C.
BMS Luxembourg Partners, L.L.C.
BMS Mexico Holdings L.L.C.
BMS Omega Bermuda Holdings Finance Ltd.
BMS Pharmaceutical Korea Limited
BMS Pharmaceuticals Asia Holdings B.V.
BMS Pharmaceuticals Germany Holdings B.V.
BMS Pharmaceuticals International Holdings Netherlands B.V.
BMS Pharmaceuticals Korea Holdings B.V.
BMS Pharmaceuticals Mexico Holdings B.V.
BMS Pharmaceuticals Netherlands Holdings B.V.
BMS Real Estate LLC
BMS Spain Investments, Inc.
BMS Vietnam Company Ltd.
BMS-Generiques SAS
BMSIC Pharma-Handels Verwaltungs GmbH
Boclaro Inc.
Bristol (Iran) S.A.
Bristol Foundation
Bristol Iran Private Company Limited
Bristol Laboratories Corporation
Bristol Laboratories Inc.
Bristol Laboratories International, S.A.
Bristol Laboratories Medical Information Systems Inc.
Bristol-Myers (Andes) L.L.C.
Bristol-Myers (Private) Limited
Bristol-Myers Company (2001) Limited
Bristol-Myers de Venezuela S.C.A.
Bristol-Myers K. K.
Bristol-Myers Middle East S.A.L.

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Bristol-Myers Overseas Corporation
Bristol-Myers Overseas Corporation (Guam Branch)
Bristol-Myers Squibb & Gilead Sciences, LLC
Bristol-Myers Squibb (China) Investment Co., Ltd.
Bristol-Myers Squibb (Hong Kong) Limited
Bristol-Myers Squibb (Israel) Ltd.
Bristol-Myers Squibb (Malaysia) Sendirian Berhad
Bristol-Myers Squibb (NZ) Limited
Bristol-Myers Squibb (Phil.) Inc.
Bristol-Myers Squibb (Proprietary) Limited
Bristol-Myers Squibb (Shanghai) Trading Co. Ltd.
Bristol-Myers Squibb (Singapore) Pte. Limited
Bristol-Myers Squibb (Taiwan) Ltd.
Bristol-Myers Squibb (West Indies) Ltd.
Bristol-Myers Squibb A.E.
Bristol-Myers Squibb Aktiebolag
Bristol-Myers Squibb and Gilead Sciences Limited
Bristol-Myers Squibb Antilles Holdings N.V.
Bristol-Myers Squibb Argentina S. R. L.
Bristol-Myers Squibb Auslandsbeteiligungs Holding, GmbH
Bristol-Myers Squibb Australia Pty. Ltd.
Bristol-Myers Squibb B.V.
Bristol-Myers Squibb Belgium S.A.
Bristol-Myers Squibb Biologics Company
Bristol-Myers Squibb Bulgaria EOOD
Bristol-Myers Squibb Business Services Limited
Bristol-Myers Squibb Canada Co.
Bristol-Myers Squibb Caribbean Company
Bristol-Myers Squibb Cayman Ltd.
Bristol-Myers Squibb de Colombia S.A.
Bristol-Myers Squibb de Costa Rica Sociedad Anonima
Bristol-Myers Squibb de Guatemala, S.A.
Bristol-Myers Squibb de Mexico, S. de R.L. de C.V.
Bristol-Myers Squibb Delta Company Limited
Bristol-Myers Squibb Delta Holdings, L.L.C.
Bristol-Myers Squibb Denmark Filial of Bristol-Myers Squibb AB
Bristol-Myers Squibb Ecuador Cia. Ltd.
Bristol-Myers Squibb Eesti Aktsiaselts
Bristol-Myers Squibb EMEA
Bristol-Myers Squibb Europa PLC
Bristol-Myers Squibb Europe Strategic Sourcing
Bristol-Myers Squibb Export GmbH
Bristol-Myers Squibb Export S.A. (Slovak Republic)
Bristol-Myers Squibb Farmaceutica Portuguesa S.A.
Bristol-Myers Squibb Farmaceutica S.A.
Bristol-Myers Squibb Finance Company
Bristol-Myers Squibb Finance Limited
Bristol-Myers Squibb Foreign Sales Corporation
Bristol-Myers Squibb Ges. m.b.H.
Bristol-Myers Squibb GmbH & Co. KGaA
Bristol-Myers Squibb Holding Germany GmbH & Co. KG
Bristol-Myers Squibb Holdings 2002 Limited
Bristol-Myers Squibb Holdings B.V.
Bristol-Myers Squibb Holdings Germany Verwaltungs Gmbh

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Bristol-Myers Squibb Holdings Ireland Limited
Bristol-Myers Squibb Holdings Limited
Bristol-Myers Squibb Holdings Pharma Ltd. Liability Company
Bristol-Myers Squibb Hungary Pharmaceutical Trading Kft
Bristol-Myers Squibb Ilaclari, Inc.
Bristol-Myers Squibb India Pvt. Ltd.
Bristol-Myers Squibb Inlandsbeteiligungs Holding GmbH
Bristol-Myers Squibb International Company
Bristol-Myers Squibb International Corporation
Bristol-Myers Squibb International Corporation (Belgium - Branch)
Bristol-Myers Squibb International Corporation (Egypt - Branch)
Bristol-Myers Squibb International Corporation (Spain - Branch)
Bristol-Myers Squibb International Holdings Ireland Limited
Bristol-Myers Squibb International S.r.L.
Bristol-Myers Squibb Investco, L.L.C.
Bristol-Myers Squibb Ireland Finance Company
Bristol-Myers Squibb K.K.
Bristol-Myers Squibb Luxembourg International S.C.A.
Bristol-Myers Squibb Luxembourg S.a.r.l.
Bristol-Myers Squibb Manufacturing Company
Bristol-Myers Squibb MEA GmbH
Bristol-Myers Squibb MEA GmbH (Saudia Arabia-Branch)
Bristol-Myers Squibb Norway Ltd.
Bristol-Myers Squibb Pakistan (Pvt.) Ltd.
Bristol-Myers Squibb Peru S.A.
Bristol-Myers Squibb Pharma (HK) Ltd
Bristol-Myers Squibb Pharma (Thailand) Co. Ltd.
Bristol-Myers Squibb Pharma Belgium SPRL
Bristol-Myers Squibb Pharma Company
Bristol-Myers Squibb Pharma EEIG
Bristol-Myers Squibb Pharma Holding Company, LLC
Bristol-Myers Squibb Pharma Ventures Corporation
Bristol-Myers Squibb Pharmaceuticals
Bristol-Myers Squibb Pharmaceuticals Limited (England)
Bristol-Myers Squibb Polska Sp. z o.o.
Bristol-Myers Squibb Products S.A.
Bristol-Myers Squibb Puerto Rico, Inc.
Bristol-Myers Squibb Puerto Rico/Sanofi Pharmaceutical Partnership Puerto Rico
Bristol-Myers Squibb S.A. (Switz)
Bristol-Myers Squibb S.r.l.
Bristol-Myers Squibb Sanofi Pharmaceuticals Holding Partnership
Bristol-Myers Squibb Sanofi-Synthelabo Partnership
Bristol-Myers Squibb Sanofi-Synthelabo Puerto Rico
Bristol-Myers Squibb Sarl (France)
Bristol-Myers Squibb Service Ltd.
Bristol-Myers Squibb Services Sp. z o.o.
Bristol-Myers Squibb Sigma Finance Ltd.
Bristol-Myers Squibb Sp. z o.o.
Bristol-Myers Squibb spol. s r.o.
Bristol-Myers Squibb Superannuation Plan Pty. Ltd.
Bristol-Myers Squibb Thai Ltd.
Bristol-Myers Squibb Trustees Ltd.
Bristol-Myers Squibb UPSA
Bristol-Myers Squibb UPSA Tunisie

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Bristol-Myers Squibb Verwaltungs GmbH
Bristol-Myers Squibb, S.A.
Bristol-Myers Squibb/Astrazeneca EEIG
Bristol-Myers Squibb/Sanofi Pharmaceuticals Partnership
Britcair Limited
Clobber Holding SAS
Compania Bristol-Myers Squibb de Centro America
Compania Bristol-Myers Squibb de Centro America (El Salvador Branch)
Compania Bristol-Myers Squibb de Centro America (Honduras Branch)
Compania Bristol-Myers Squibb de Centro America (Nicaragua Branch)
Compania Bristol-Myers Squibb de Centro America (Panama Branch)
Consorzio Industriale Servizi Ecologici - CI.S.ECO SpA
De Barte Limburg B.V.
E. R Squibb & Sons Pharmaceutical Trading Ltd.
E. R. Squibb & Sons (Andes) L.L.C.
E. R. Squibb & Sons de Venezuela SCA
E. R. Squibb & Sons Inter-American (Chile - Branch)
E. R. Squibb & Sons Inter-American Corporation
E. R. Squibb & Sons Inter-American Corporation (PRico - Branch)
E. R. Squibb & Sons Limited
E. R. Squibb & Sons, L.L.C.
EWI Corporation
Fundacion Bristol-Myers Squibb Espana
Grove Insurance Company Ltd.
Grove Products (Far East) Limited
Heyden Farmaceutica Portugesa Limitada
Iris Acquisition Corp.
Kosan Biosciences Incorporated
Laboratoires Convatec SAS
Laboratorios Upsa, Sociedad Limitada
Lawrence Laboratories
Linson Investments Limited
Linson Pharma Co.
Little Sycamore Limited
LLC Mead Johnson Nutrition (OOO) Mead Johnson Nutrition
Mead Johnson & Company
Mead Johnson (Manufacturing) Jamaica Limited
Mead Johnson A.E.B.E.
Mead Johnson B.V.
Mead Johnson Do Brasil Comercio e Importacao De Productos de Nutricao Ltda.
Mead Johnson Farmaceutica Limitada
Mead Johnson International Limited (Canada)
Mead Johnson Jamaica Ltd.
Mead Johnson Limited
Mead Johnson Nutricionales de México, S. de R.L. de C.V.
Mead Johnson Nutrition (Australia) Pty Ltd
Mead Johnson Nutrition (Belgium) BVBA
Mead Johnson Nutrition (Canada) Co.
Mead Johnson Nutrition (Colombia) Ltda.
Mead Johnson Nutrition (Dominicana) S.A.
Mead Johnson Nutrition (Ecuador) Cia. Ltda.
Mead Johnson Nutrition (Italia) S.r.L.
Mead Johnson Nutrition (Poland) Sp. z. o.o.
Mead Johnson Nutrition (Portugal) Nutricao Infantil, Sociedade Unipessooal, Lda.

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Mead Johnson Nutrition (Puerto Rico) Inc.
Mead Johnson Nutrition (Singapore) Pte. Ltd.
Mead Johnson Nutrition (Spain) S.L.
Mead Johnson Nutrition (Sweden) AB
Mead Johnson Nutrition (Taiwan) Co. Ltd.
Mead Johnson Nutrition (UK) Ltd.
Mead Johnson Nutrition (Venezuela) LLC
Mead Johnson Nutrition Company
Mead Johnson Nutrition Holdings (Netherlands) B.V.
Mead Johnson Nutrition Holdings (Singapore) Pte. Ltd.
Mead Johnson Nutrition Nominees LLC
Mead Johnson Nutrition S. r. l.
Mead Johnson Nutrition Venezuela SCA
Mead Johnson Nutritionals (China) Ltd.
MJ Nutrition (India) Private Limited
Monarch Crown Corporation
O.o.o. Bristol-Myers Squibb
O.o.o. Bristol-Myers Squibb Manufacturing
Off Prescriptions Medicines Limited
Oy Bristol-Myers Squibb (Finland) AB
P.T. Bristol-Myers Squibb Indonesia Tbk.
Princeton Pharmaceutical Products, Inc.
Princeton Pharmaceuticals, S.L.
Princeton-Produtos Farmaceuticos, LDA
PT Mead Johnson Indonesia
Route 22 Real Estate Holding Corporation
Sanofi Pharma Bristol-Myers Squibb SNC
Sino-American Shanghai Squibb Pharmaceuticals Limited
SMC Holdings LLC
Societe Francaise de Complements Alimentaires(S.O.F.C.A.)
Sphinx Holdings Company, Inc.
Squibb (Nigeria) Limited
Squibb Development Limited
Squibb Farmaceutica Portuguesa, Limitada
Squibb Manufacturing Company
Squibb Middle East S.A. (Egypt - Branch)
Squibb Middle East S.A. (Jordan - Branch)
Squibb Middle East S.A. (Panama)
Squibb Overseas Investments, Inc.
Squibb Properties, Inc.
Squibb Surgicare Limited
Swords Laboratories
Triple J Ingredients Pte. Ltd.
Tri-Supply Limited
Unterstuetzungskasse Bristol-Myers Squibb G.m.b.H.
UPSA CONSEIL
UPSA Generiques
UPSA S.r.l
Westwood-Intrafin, S.A.
Westwood-Squibb Holdings, Inc.
Westwood-Squibb Pharmaceuticals, Inc.

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